UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 5, 2015

Ring Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36057	90-0406406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 West Wall St., 3rd Floor Midland, Texas	79707

(Address of principal executive offices)	(Zip Code)

(432) 682-7464

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed on June 9, 2015, by Ring Energy, Inc. (the “Company”), in order to update the information disclosed under “Item 5.07 Submission of Matters to a Vote of Security Holders” regarding the results of voting at the Company’s annual meeting of stockholders held on June 5, 2015 (the “Annual Meeting”).

This Amendment is being filed solely for the purpose of disclosing the determination of the Company’s Board of Directors (the “Board”) with respect to the frequency of stockholder advisory votes on executive compensation. This Form 8-K/A does not amend or modify the original Form 8-K in any other respect.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders voted on, among other matters, a proposal regarding the frequency of stockholder advisory votes on the compensation of the Company’s named executive officers (the “Say on Frequency Proposal”). As previously reported by the Company, a majority of the votes cast on the Say on Frequency Proposal were cast in favor of holding stockholder advisory votes on the compensation of the Company’s named executive officers every year.

The Company has considered the outcome of this advisory vote and has determined that the Company will hold future votes on the compensation of named executive officers each year until the occurrence of the next advisory vote on the frequency of stockholder votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ring Energy, Inc.

Date: June 9, 2015	By:	/s/ William R. Broaddrick
William R. Broaddrick
Chief Financial Officer